EXHIBIT 99.1

Press Release	Source: Pacer Health Corporation

Compliance and Turnaround Specialist Eugene M. Marini Joins Pacer Health Board of Directors
Tuesday April 5, 7:30 am ET

MIAMI--(BUSINESS WIRE)--April 5, 2005--Pacer Health Corporation (OTCBB: PHLH - News), a Miami-based owner-operator of acute care hospitals, medical treatment centers and residential care facilities, announced today that Eugene M. Marini, an award-winning healthcare executive with 18 years of medical facility management experience, will join the company's board of directors effective immediately.

In this new capacity, Marini will provide ongoing oversight primarily on matters pertaining to the operation of Pacer Health facilities, and help direct the company's executive team in meeting its overall obligation to shareholders and other audiences.

Marini is the former CEO of two South Florida hospitals, which he successfully restructured, and former director of operations at Catholic Health Services, Inc. In 1999, Marini was recruited by Ruben King-Shaw Jr., then secretary of the Agency for Healthcare Administration (AHCA) of the State of Florida, to restructure the Agency's Managed Care and Health Quality Division. During his tenure at AHCA, he formed part of a delegation that was invited by the president of Panama to review that country's healthcare system.

In 1997, Marini served as interim CEO of Larkin Hospital, a 110-bed facility for which he secured JCAHO accreditation. He was previously CEO of West Gables Rehabilitation Hospital, a 60-bed acute rehabilitation facility and 120-bed sub-acute facility. For his reengineering efforts, he received Turnaround Hospital of the Year, CEO of the Year, and Best Run Hospital awards from parent company Horizon/CMS.

Marini holds a master's degree in public health, and bachelor's degree in health administration, from Florida International University. He is a State of Florida licensed nursing home administrator and an active member of the American College of Healthcare Executives.

"With the addition of Eugene Marini to our board, we believe we have assembled a truly top-notch team that will direct and fuel the growth of our organization throughout the coming year," said Rainier Gonzalez, chairman and CEO of Pacer Health.

"Pacer Health is a strong company with a very good business model and solid track record of turnaround success. I hope that my experience will be an asset to the organization and look forward to contributing to its growth," added Marini.

About Pacer Health Corporation

Pacer Health Corporation is an owner-operator of acute care hospitals, medical treatment centers, and residential care facilities, primarily serving the growing senior citizen population and rural areas throughout the Southeast. Shareholders are encouraged to visit the company's web site at www.pacerhealth.com and register to receive Pacer Health news updates.

Legal Notice Regarding Forward-Looking Statements: "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. Pacer Health disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.

Contact:
Pacer Health Corporation, Miami
Tina Vidal, 305-828-7660
 tvidal@pacerhealth.com
 www.pacerhealth.com

Source: Pacer Health Corporation

Press Release	Source: Pacer Health Corporation

Florida State Rep. Marcelo Llorente Joins Pacer Health Board of Directors
Wednesday April 6, 10:16 am ET

MIAMI--(BUSINESS WIRE)--April 6, 2005--Pacer Health Corporation (OTCBB:PHLH - News), a Miami-based owner-operator of acute care hospitals, medical treatment centers and residential care facilities, announced today that Marcelo Llorente, a respected member of the Florida State House of Representatives, will join the company's board of directors effective immediately.

In this new capacity, Rep. Llorente will provide ongoing oversight of various legal, financial, and organizational aspects of company management, and help direct the Pacer Health executive team in meeting its overall obligation to shareholders and other audiences.

"We are honored that Rep. Llorente has accepted our invitation to join the Pacer Health board of directors," said Rainier Gonzalez, chairman and CEO of Pacer Health. "His leadership will bring a new sense of purpose to our organization as we continue to carry out our dual mission of delivering quality health services and creating substantial value for our shareholders."

Rep. Llorente brings considerable legal and legislative experience to his new directorship. He was elected to the Florida State House of Representatives in 2002, serving the residents of District 116 in South Florida, and was subsequently reelected in 2004. His legislative activity includes membership in the House's Committee on Affordable Healthcare. He also has served as Vice-Chair of the Insurance Regulation Committee, as well as on the Transportation & Economic Development Appropriations Committee. A practicing attorney when not in session, Rep. Llorente is a member of the Florida Bar, American Bar Association and Cuban-American Bar Association. He holds a Bachelor of Science degree from Tulane University and JD from the Florida State University College of Law.

"My first impression of Pacer Health is that the company possesses a very capable, experienced and enthusiastic management team," added Rep. Llorente. "I am very excited about assuming this new responsibility with a company that focuses on saving troubled hospitals and hope that I can help Pacer Health fulfill and further its mission."

About Pacer Health Corporation

Pacer Health Corporation is an owner-operator of acute care hospitals, medical treatment centers, and psychiatric care facilities, primarily serving the growing senior citizen population and rural areas throughout the Southeast. Shareholders are encouraged to visit the company's web site at http://www.pacerhealth.com and register to receive Pacer Health news updates.

Legal Notice Regarding Forward-Looking Statements: "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. Pacer Health disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies.

Contact:
Pacer Health Corporation, Miami Lakes, Fla.
Tina Vidal, 305-828-7660
 tvidal@pacerhealth.com

Source: Pacer Health Corporation